                                                                    Exhibit 99.2

                                VITALCOM, INC.

          PROXY FOR SPECIAL MEETING OF STOCKHOLDERS -- _______, 2001

        (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF VITALCOM)


The undersigned stockholder of VitalCom Inc. ("VitalCom") hereby appoints Frank
T. Sample and Scott E. Lamb, or either of them, with full power to each of substitution, as proxies to cast all votes that the undersigned is entitled to cast at a Special Meeting of Stockholders of VitalCom to be held at 9:00 a.m., local time, on _______________, 2001, at VitalCom's headquarters, located at 15222 Del Amo Avenue, Tustin, California, or at any adjournment or postponement thereof, with authority to vote upon the matters set forth on the reverse side of this Proxy Card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE
VOTED:

 .  "FOR" ADOPTION OF THE AGREEMENT AND PLAN OF MERGER DATED MARCH 12, 2001 BY
   AND AMONG DATA CRITICAL CORPORATION, VIPER ACQUISITION CORP., A WHOLLY OWNED SUBSIDIARY OF DATA CRITICAL, AND VITALCOM; AND

 .  IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS.

The undersigned hereby acknowledges receipt of VitalCom's Proxy Statement in connection with the Special Meeting of Stockholders and hereby revokes any proxy or proxies previously given.

      (Continued, and to be marked, dated and signed, on the other side.)

1. ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED MARCH 12, 2001, BY AND AMONG VITALCOM, DATA CRITICAL CORPORATION ("DATA CRITICAL") AND VIPER ACQUISITION CORP., A WHOLLY OWNED SUBSIDIARY OF DATA CRITICAL, PURSUANT TO WHICH VIPER ACQUISITION CORP MERGE WITH AND INTO VITALCOM. IN THE MERGER, VITALCOM STOCKHOLDERS WILL RECEIVE 0.62 SHARES OF DATA CRITICAL COMMON STOCK FOR EACH SHARE OF VITALCOM COMMON STOCK THAT THEY HOLD (OTHER THAN THOSE SHARES FOR WHICH STOCKHOLDERS HAVE PROPERLY EXERCISED THEIR APPRAISAL RIGHTS), AND VITALCOM WILL BECOME A WHOLLY OWNED SUBSIDIARY OF DATA CRITICAL.

     [ ] FOR                      [ ] AGAINST                [ ] ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Signature(s):                                           Date:
             -----------------------------------------       -------------------

Please sign above exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, and administrators should sign in official capacity, giving their full title as such. Partnerships should sign in the partnership name by the authorized person(s).

                                       2